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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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 FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2003

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ROMACORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-62615	13-4010466
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9304 Forest Lane, Suite 200 Dallas, Texas	75243
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code): (214) 343-7800

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ITEM 5.   Other Events

        On December 31, 2002, Romacorp, Inc. announced that it has entered into a new $25.0 million credit agreement with GE Capital Franchise Finance to replace the previous agreement with another lender.

ITEM 7.   Financial Statements and Exhibits
    Exhibits.

10.20	Loan Agreement dated December 31, 2002 by and between Romacorp, Inc. and GE Capital Franchise Finance Corporation.
10.21	Promissory Note dated December 31, 2002 from Romacorp, Inc. to GE Capital Franchise Finance Corporation.
99.1	Press Release, dated December 31, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROMACORP, INC.

Date: January 6, 2003	By:	/s/Richard A. Peabody
Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)